Exhibit 99.1

NIVS IntelliMedia Technology Group Announces Pricing of $24 Million Public Offering of Common Stock

HUIZHOU, China, April 20 -- NIVS IntelliMedia Technology Group, Inc., (NYSE Amex: NIV) ("NIVS" or the "Company"), a consumer electronics company that designs, manufactures and sells intelligent audio and visual products, today announced the pricing of a public offering of 7,294,832 shares of its common stock at a price of $3.29 per share. The Company has granted the underwriters a 45-day option to purchase up to an additional 1,094,224 shares to cover over-allotments, if any. The offering is expected to close on April 23, 2010, subject to customary closing conditions.

The Company will receive aggregate net proceeds of approximately $21.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, not including the over-allotment option. The Company intends to use the net proceeds from this offering for general corporate and working capital purposes, such as sales and marketing, research and development, working capital and other general corporate purposes.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq:RODM - News), acted as book-running manager and WestPark Capital, Inc., acted as co-manager for the offering.

The offering will be made only pursuant to registration statements on Form S-1 previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering may be made only by means of the prospectus relating to the proposed offering, copies of which may be obtained from Rodman or WestPark. Rodman is located at 1251 Avenue of the Americas, New York, NY 10020, and can be reached by calling 212-430-1710 or email: info@rodm.com. WestPark is located at 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90291, and can be reached by calling 310-843-9300. An electronic copy of such prospectus is also available on the web site of the Securities and Exchange Commission (the "SEC") at http://www.sec.gov .

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NIVS IntelliMedia Technology Group, Inc.

NIVS IntelliMedia Technology Group is an integrated consumer electronics company that designs, manufactures, markets and sells intelligent audio and video products in China, Greater Asia, Europe, and North America. The NIVS brand has received "Most Popular Brand" distinction in China's acoustic industry for three consecutive years, among numerous other awards. NIVS has developed leading Chinese speech interactive technology, which forms a foundation for the Company's intelligent audio and visual systems, including digital audio, LCD televisions, digital video broadcasting ("DVB") set-top boxes, peripherals and more.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including, but not limited to the Company's ability to effectively integrate the operations and management of acquisition targets; the Company's ability to timely deliver products; the Company's ability to timely develop and market new products; the Company's ability to continue to borrow and raise additional capital to fund its operations; the Company's ability to accurately forecast amounts of supplies needed to meet customer demand; exposure to market risk through sales in international markets; the market acceptance of the Company's products; exposure to product liability and defect claims; fluctuations in the availability of raw materials and components needed for the Company's products; protection of the Company's intellectual property rights; and changes in the laws of the PRC that affect the Company's operations. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the discussed above and in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward- looking statements attributable the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume an obligation to update these forward-looking statements.

    For more information, please contact:

    Company Contact:
     Jason Wong
     Vice President Investor Relations
     Tel:   +86-138-299-16919
     Email: jason@nivsgroup.com

    Investor Contact:
     BPC Financial Marketing
     United States & Canada
     John Baldissera
     Tel:   +1-800-368-1217